                                                                    Exhibit 24c.


                                POWER OF ATTORNEY

         The person signing below hereby designates Gary A. Herder as his Attorney-in Fact with power to execute on behalf of such person, in his capacity or capacities, as indicated below, the Form 10-KSB, Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for Prab, Inc. for the year ended October 31, 2002, and all amendments to such Form 10-KSB.


         Dated:  January 22, 2003             /s/Eric V. Brown, Jr.
                                              ----------------------------------
                                              Eric V. Brown, Jr., Secretary and
                                              Director